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                                                                    Exhibit 23.9

         [LETTERHEAD OF JOSEPH D. KALICKA & COMPANY, LLP APPEARS HERE]

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 1998 (for the period ended December 31, 1997) and February 20, 1998 (for the period ended January 31, 1997), with respect to the financial statements of Business Systems Division (an operating division of Bloom's, Incorporated) included in the Registration Statement (Form S-1) and related Prospectus of Global Imaging Systems, Inc. for the registration of its common stock.

                                        /s/ Joseph D. Kalicka & Company, LLP

                                            JOSEPH D. KALICKA & COMPANY, LLP
                                            Certified Public Accountants


Holyoke, Massachusetts
March 16, 1998